                                                                   Exhibit 24(b)
                               POWER OF ATTORNEY
                   Directors and Certain Officers of TRW Inc.

         THE UNDERSIGNED Directors and Officers of TRW Inc. hereby appoint M.
A. Coyle, C. T. Harvie, W. S. Page, III, J. Powers and J. L. Manning, Jr., and each of them, as attorneys for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned in the capacity specified, to prepare or cause to be prepared, to execute and to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended (1) a Registration Statement or amendments to previously filed Registration Statements with respect to participations in The TRW Employee Stock Ownership and Stock Savings Plan and shares of TRW Common Stock offered in connection therewith; (2) a Registration Statement or amendments to previously filed Registration Statements with respect to participations in The TRW Canada Stock Savings Plan and shares of TRW Common Stock offered in connection therewith; (3) a Registration Statement or amendments to previously filed Registration Statements relating to stock options, stock appreciation rights, restricted stock, performance shares and other stock-based grants granted or to be granted pursuant to the 1994 TRW Long-Term Incentive Plan, the 1989 TRW Long-Term Incentive Plan, stock options and stock appreciation rights granted or to be granted pursuant to the 1984 Stock Option Plan and the 1979 Stock Option Plan, as amended, and stock options granted or to be granted pursuant to the 1973 Stock Option Plan and the 1967 Stock Option Plan, each as amended, and shares of TRW Common Stock offered in connection therewith; (4) any and all amendments (including post-effective amendments), prospectuses and exhibits to such Registration Statements; and (5) any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the securities to which any such Registration Statements relate, with full power and authority to take or cause to be taken such other action which in the judgment of such person may be necessary or appropriate to effect the filing of such documents.

         EXECUTED the dates set forth below.
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
/s/ J. T. Gorman                                    /s/ P. S. Hellman                                    /s/ R. D. Sugar
- ----------------------------                        ------------------------                             ---------------------------
J. T. Gorman,                                       P. S. Hellman,                                       R. D. Sugar,
Chairman of the Board,                              President,                                           Executive Vice President
Chief Executive Officer                             Chief Operating Officer                              and Chief Financial Officer
and Director                                        and Director                                         February 8, 1995
February 8, 1995                                    February 8, 1995



/s/ C. G. Miller                                    /s/ M. H. Armacost                                   /s/ C. T. Duncan
- ----------------------------                        ------------------------                             ---------------------------
C. G. Miller, Vice President                        M. H. Armacost, Director                             C. T. Duncan, Director
and Controller                                      February 8, 1995                                     February 8, 1995
February 8, 1995



/s/ M. Feldstein                                    /s/ C. H. Hahn                                       /s/ G. H. Heilmeier
- ----------------------------                        ------------------------                             ---------------------------
M. Feldstein, Director                              C. H. Hahn, Director                                 G. H. Heilmeier, Director
February 8, 1995                                    February 8, 1995                                     February 8, 1995



/s/ K. N. Horn                                      /s/ E. B. Jones                                      /s/ W. S. Kiser
- ----------------------------                        ------------------------                             ---------------------------
K. N. Horn, Director                                E. B. Jones, Director                                W. S. Kiser, Director
February 8 , 1995                                   February 8, 1995                                     February 8, 1995



/s/ J. T. Lynn                                      /s/ R. W. Pogue                                      /s/ R. M. Gates
- ----------------------------                        ------------------------                             ---------------------------
J. T. Lynn, Director                                R. W. Pogue, Director                                R. M. Gates, Director
February 8, 1995                                    February 8, 1995                                     February 8, 1995

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